Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Renatus Tactical Acquisition Corp I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Units(1)	457(a)	20,125,000(3)	$10.00	$201,250,000	—	$30,811.38
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units(4)	457(a)	20,125,000	—	—	—	—(5)
Fees Previously Paid	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units(4)	457(a)	10,062,500	—	—	—	—(5)
Fees to Be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units(4)	457(a)	10,062,500	$11.50	$115,718,750	0.0001531	$17,716.54
Total Offering Amounts						$316,968,750		$48,527.92(6)
Total Fees Previously Paid								$30,811.38
Total Fee Offsets								—
Net Fee Due								$17,716.54

(1)	Each unit consisting of one Class A ordinary share and one-half of one redeemable public warrant.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

(3)	Includes 2,625,000 units representing the underwriters’ over-allotment option.

(4)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(5)	No fee pursuant to Rule 457(g).

(6)
Pursuant to Instruction 2.A.iv of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-1, with respect to this pre-effective amendment filed in part to add one new registered class of securities, the filing fee due for this registration statement on Form S-1 has been recalculated to include the revised offering amounts as securities to be registered for which filing fees have not already been paid in connection with the initial filing of this registration statement on Form S-1.